Exhibit 13.1

Certificate of Principal Executive Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002

I, Rudi Fronk, the President and Chief Executive Officer of Seabridge Gold Inc. (the "Company"), certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.   the Annual Report on Form 20-F of the Company for the fiscal year ended December 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2008

Signed:	/s/ Rudi Fronk
Rudi Fronk Chief Executive Officer